Exhibit 16.1

Audit . Tax . Advisory Grant Thornton LLP 2001 Market Street, Suite 3100 Philadelphia, PA 19103-7080 T 215.561.4200 F 215.561.1066 www.GrantThornton.com

December 13, 2013

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Lakeland Bancorp, Inc.

File No. 000-17820

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Lakeland Bancorp, Inc. dated December 11, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,